Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 33-86626 of Radian Group Inc. on Form S-3 of our reports dated February 28, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 2002, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, PA

December 17, 2003